                                                                    EXHIBIT 24.1

                                  POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Bullock and Leota L.
Pearson (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K of Endocardial Solutions, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.


          Signature                 Title                             Date
          ---------                 -----                             ----

   /s/ James W.  Bullock
------------------------------      President, Chief Executive        February 25, 1998
     James W.  Bullock              Officer and Director

   /s/ Leota L.  Pearson
------------------------------      Controller                        February 4, 1998
      Leota L.  Pearson

   /s/ Graydon E.  Beatty
------------------------------      Director                          February 25, 1998
     Graydon E.  Beatty

   /s/ James E.  Daverman
------------------------------      Director                          February 4, 1998
     James E.  Daverman

 /s/ Robert G.  Hauser, M.D.
------------------------------      Director                          February 4, 1998
    Robert G.  Hauser, M.D.

     /s/ Ronald H.  Kase
------------------------------      Director                          February 4, 1998
      Ronald H.  Kase

    /s/ Steven R.  LaPorte
------------------------------      Director                          February 9, 1998
      Steven R.  LaPorte

    /s/ Peter H.  McNerney
------------------------------      Director                          February 4, 1998
      Peter H.  McNerney

